                                                                    Exhibit 99.1
                                                                     Form No. 5
                                                                     Page 1 of 8


                         United States Bankruptcy Court
                          For the District of Maryland
                       Office of the United States Trustee


In re:  Mattress Discounters                     Case Nos. 02-22330 and 02-22331
        Corporation and TJB, Inc.                           Jointly Administered
                                                                      Chapter 11

--------------------------------------------------------------------------------

                            Monthly Operating Report
          For the monthly period October 23, 2002 to November 23, 2002

                        Financial Background Information

1.   ACCOUNTING BASIS:

--------------------------------------------------------------------------------

Cash                                                 Accrual    X
     -------------------------                              ----------

--------------------------------------------------------------------------------

2.   PREPARER INFORMATION:

--------------------------------------------------------------------------------
Name of                                          Telephone
Preparer(s)    Address                           Number         Position
--------------------------------------------------------------------------------

Chris Stabile  Mattress Discounters Corporation  301-856-6755   Chief Accounting
               9822 Fallard Court                               Officer
               Upper Marlboro, MD 20772

Mike Malone    Mattress Discounters Corporation  301-856-6755   Controller
               9822 Fallard Court
               Upper Marlboro, MD 20772

--------------------------------------------------------------------------------

3.   EMPLOYEE INFORMATION:

--------------------------------------------------------------------------------
Number of employees paid this period:                    996 employees
Current number of employees:                             910 employees
Gross monthly payroll:
       Officers, directors and principals                $ 41,540
       Other employees                                   $ 3,379,874
All post-petition payroll obligations including
payroll taxes are current:                                 YES   X     NO
                                                               -------   ------

Exceptions, if any                                         NONE

--------------------------------------------------------------------------------

                                                                     Form No. 5
                                                                     Page 2 of 8



4. Have there been any CHANGES IN THE NATURE OF YOUR BUSINESS or STATUS OF OPERATIONS since the last reporting period?

--------------------------------------------------------------------------------

YES      X      (if yes, explain below)   NO
   -----------                              -----------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
During the period covered by this report, the Company ceased operating its distribution center in Lakeland, Florida. Such facility was previously used to service the Orlando and Tampa markets that the Company exited earlier in the 2002 year.

Subsequent to the period covered by this report, the Company ceased operations in its regional markets in California and Michigan. Details and related supporting documentation of these December events will be submitted with the Monthly Operating Report for the December Reporting Period.

--------------------------------------------------------------------------------

5.   Are all BUSINESS LICENSES or BONDS current?

--------------------------------------------------------------------------------

YES      X                                NO             (if no, explain below)
   ---------------                          --------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

6.   PRE-PETITION ACCOUNTS RECEIVABLE:

--------------------------------------------------------------------------------
A. Beginning balance (previous
   month's balance)                       $ 752,942

--------------------------------------------------------------------------------

B. Collected this Period                  $ 307,028

--------------------------------------------------------------------------------

C. Ending Balance (A minus B)             $ 445,914

--------------------------------------------------------------------------------

                                                                     Form No. 5
                                                                     Page 3 of 8


7.   POST-PETITION ACCOUNTS RECEIVABLE:

--------------------------------------------------------------------------------
A. Beginning balance (previous month's
   balance)                                    $ 0
--------------------------------------------------------------------------------

B. Incurred this Period                        $ 557,977

--------------------------------------------------------------------------------

C. Collected this Period                       $ 0

--------------------------------------------------------------------------------

D. Ending Balance (A plus B minus C)           $ 557,977

--------------------------------------------------------------------------------

Ending Balance Aging:
--------------------------------------------------------------------------------

0 - 30 days:  $ 557,977      31 - 60 days:  $ 0      Over 60 days:  $ 0
--------------------------------------------------------------------------------


8.   POST-PETITION ACCOUNTS PAYABLE:

--------------------------------------------------------------------------------
A. Beginning balance (previous
   month's balance)                            $ 0
--------------------------------------------------------------------------------

B. Incurred this Period                        $ 3,626,132

--------------------------------------------------------------------------------

C. Paid this Period                            $ 3,119,160

--------------------------------------------------------------------------------

D. Ending Balance (A plus B minus C)           $ 506,972

--------------------------------------------------------------------------------

Ending Balance Aging:
--------------------------------------------------------------------------------
0 - 30 days:  $ 506,972      31 - 60 days:  $ 0      Over 60 days:  $ 0
--------------------------------------------------------------------------------

If there are any post-petition Accounts Payable over 30 days, provide Schedule AP giving a listing of such accounts and explaining the delinquencies.


9.   TAXES: Are all taxes being paid to the proper taxing authorities when due:

--------------------------------------------------------------------------------

YES      X                                     NO         (if no, explain below)
   -------------                                 ----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                     Form No. 5
                                                                     Page 4 of 8


10. BANK ACCOUNTS: Have you changed banks or any other financial institution during the Period:

--------------------------------------------------------------------------------

YES             (if yes, explain below)        NO      X
    ------------                                 ---------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


11. Are the BOOKS AND RECORDS of the debtor(s) being maintained monthly and are all current?:

--------------------------------------------------------------------------------

YES      X                                     NO         (if no, explain below)
    ------------                                 ----------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


12.  INSURANCE:

--------------------------------------------------------------------------------
Description of Coverage or Policy              Expiration Date
--------------------------------------------------------------------------------

Directors and Officers Liability               12/31/02
Employment Practices Liability                 12/31/02
Property                                       5/31/03
Criminal                                       8/5/03
Umbrella Policy                                8/5/03
Workers Compensation                           8/5/03
Auto and truck                                 8/5/03
General Liability                              8/5/03

--------------------------------------------------------------------------------

                                                                     Form No. 5
                                                                     Page 5 of 8



13.  ACTIONS OF DEBTORS:

During the last month, did the Debtors:

A. Fail to defend or oppose any action seeking to dispossess the debtor from control or custody of any asset of the estate?

--------------------------------------------------------------------------------

YES           (if yes, explain below)          NO      X
    ----------                                    --------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

OR consent to relief from the automatic stay (Section 362)?

--------------------------------------------------------------------------------

YES           (if yes, explain below)          NO      X
    ----------                                    --------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

B. Maintain such stock, inventory, raw materials, insurance, employees and other resources as are necessary to preserve and maintain the going concern value of the assets of the debtors?

--------------------------------------------------------------------------------

YES      X                                   NO         (if no, explain below)
    ------------                               ---------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                                                     Form No. 5
                                                                     Page 6 of 8



14.  TRANSFER OR SALE OF PROPERTY:

Did the Debtors or any person with control over any of the Debtors assets transfer, convey, abandon any of Debtors' assets to another party during the period of this report other than as set forth herein (including sales by creditors)?

--------------------------------------------------------------------------------

YES            (if yes, explain below          NO       X
    -----------                                   --------------
and attach a copy of court order
authorizing the referenced action
must be attached)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------


15.  PAYMENTS TO SECURED CREDITORS during the Reporting Period:

--------------------------------------------------------------------------------

                                                                                                    Post-Petition
                              Frequency of Payments per        Amount of each    Next Payment     Payments not Made
        Creditor                      Contract                    Payment          Due Date     (numbers and amounts)
---------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank       Interest for period 10/23/02 to         $ 8,438           12/1/02             None
                          10/31/02
---------------------------------------------------------------------------------------------------------------------
Fleet National Bank       Interest for period 10/23/02 to         $ 6,329           12/1/02             None
                          10/31/02
---------------------------------------------------------------------------------------------------------------------
ARK II CLO 2001-1         Interest for period 10/23/02 to         $ 6,329           12/1/02             None
Limited                   10/31/02
---------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank       Periodic principal payment on           $ 38,189            n/a               None
                          outstanding loan
---------------------------------------------------------------------------------------------------------------------
Fleet National Bank       Periodic principal payment on           $ 28,642            n/a               None
                          outstanding loan
---------------------------------------------------------------------------------------------------------------------
ARK II CLO 2001-1         Periodic principal payment on           $ 28,642            n/a               None
Limited                   outstanding loan
---------------------------------------------------------------------------------------------------------------------

                                                                      Form No. 5
                                                                     Page 7 of 8



16. PAYMENTS TO PROFESSIONALS (Attorneys, Accountants, Real Estate Agents, Auctioneers, Appraisers, etc.) during the Reporting Period:

---------------------------------------------------------------------------------------------------------------
Professional                                      Service                                   Amount Paid
---------------------------------------------------------------------------------------------------------------
Simpson Thatcher & Bartlett                 (1)   Legal Counsel to Administrative Agent     $ 87,766
---------------------------------------------------------------------------------------------------------------
FTI Consulting                              (1)   Financial Advisors to Administrative      $ 48,280
                                                  Agent
---------------------------------------------------------------------------------------------------------------
Holland & Knight LLP                        (1)   Legal Counsel to Administrative Agent     $ 12,095
---------------------------------------------------------------------------------------------------------------
Marc Rosendorf, Esq.                        (2)   Legal Consultant                          $   7,615
---------------------------------------------------------------------------------------------------------------
The Blackstone Group LLP                          Financial Advisors                        $ 0
---------------------------------------------------------------------------------------------------------------
Hale and Dorr LLP                                 Legal Counsel                             $ 0
---------------------------------------------------------------------------------------------------------------
Jones, Day, Reavis & Pogue                        Financial Advisors                        $ 0
---------------------------------------------------------------------------------------------------------------
Arent Fox Kitner Plotkin & Kahn, PLLC             Legal Counsel                             $ 0
---------------------------------------------------------------------------------------------------------------
Houlihan Lokey Howard & Zukin Capital             Financial Advisors                        $ 0
---------------------------------------------------------------------------------------------------------------
Bankruptcy Services LLC                           Administrative services                   $ 0
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

Note: If payments were made to any professional during the reporting period, a copy of the order authorizing such payment must be attached.

     (1) The Debtors are authorized to make such payments pursuant to Section 9(d) of the Court Order titled "Final Order Authorizing Debtors' Use of Lenders' Cash Collateral and Granting Adequate Protection Pursuant to 11 USC 361 and 363 and FED. R. BANKR. P. 4001" attached hereto as Exhibit A.

     (2) The Debtors are authorized to make such payments pursuant to Section 2 of the Court Order titled "Order Authorizing the Employment and Compensation of Professionals in the Ordinary Course of Business" Debtors' attached hereto as Exhibit B.

17.  QUARTERLY U.S. TRUSTEE FEES paid during the Reporting Period:

--------------------------------------------------------------------------------
                                               Monthly Disbursements

--------------------------------------------------------------------------------
Month 1 (current quarter)                      $  0
Month 2(current quarter)                       $  15,616,131
Month 3(current quarter)                       $
Total                                          $ 15,616,131
-------------------------------------------------------------------------------

Quarter Fee Paid $     NONE
                  -----------------

                                                                     Form No. 5
                                                                     Page 8 of 8


18.  VERIFICATION:

I declare under penalty of perjury that the information contained in this Monthly Operating report (including schedules) is true and correct to the best of my knowledge, information and belief.

                                               DEBTORS IN POSSESSION

                                               By:  /s/ Rick Frier
                                                    ----------------------
                                                     Rick Frier
                                                     Chief Financial Officer
                                                     9822 Fallard Court
                                                     Upper Marlboro, MD 20772
                                                     301-856-6755 ext 248

                                                                      Form No. 6



                         United States Bankruptcy Court
                          For the District of Maryland
                       Office of the United States Trustee

In re:  Mattress Discounters                     Case Nos. 02-22330 and 02-22331
        Corporation and TJB, Inc.                           Jointly Administered
                                                                      Chapter 11

--------------------------------------------------------------------------------

                            Monthly Operating Report
                                Income Statement
          For the monthly period October 23, 2002 to November 23, 2002



                                See Attached Form

                        MATTRESS DISCOUNTERS CORPORATION
                            MONTHLY OPERATING REPORT
                                INCOME STATEMENT
       FOR THE PERIOD OCTOBER 23, 2002 TO NOVEMBER 23, 2002 (IN THOUSANDS)
               (ALL AMOUNTS REPRESENT POST PETITION TRANSACTIONS)


                                         THIS
                                        PERIOD       YTD
                                        ------     -------


Net sales                               14,130      14,130

Cost of sales                           11,204      11,204
                                       -------     -------

Gross profit                             2,926       2,926

General and administrative expenses      6,583       6,583
                                       -------     -------

Loss from operations                    (3,657)     (3,657)

Other income (expense):
              Interest income                5           5
              Interest expense          (1,973)     (1,973)
                                       -------     -------

              Net loss                  (5,625)     (5,625)
                                       =======     =======

                                                                      Form No. 8


                         United States Bankruptcy Court
                          For the District of Maryland
                       Office of the United States Trustee

In re:  Mattress Discounters                     Case Nos. 02-22330 and 02-22331
        Corporation and TJB, Inc.                           Jointly Administered
                                                                      Chapter 11

--------------------------------------------------------------------------------

                           CASH RECONCILIATION REPORT
                                Operating Account
                             As of November 23, 2002

                                See Attached Form

MATTRESS DISCOUNTERS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Eleven Months Ended November 24, 2001 and November 23, 2002
(in thousands)



                                                                      2001           2002
                                                                  ------------     -----------
                                                                   (Unaudited)    (Unaudited)

Cash flows from operating activities:
     Net loss                                                      $(119,375)     $ (37,508)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                                5,320          3,705
          Accretion of discount on Senior Notes                          580            583
          Amortization of debt issue costs                             1,254          1,336
          Deferred income taxes                                       92,010           --
          Provision for obsolete inventory                              --            1,928
          Reserve for California lawsuit                                --            1,750
          Reserve for Heilig-Meyers receivable                         1,564           --
          Loss (gain) on disposition of property and equipment         1,732          2,215
          Changes in operating assets and liabilities:
             Accounts receivable                                       2,361          4,338
             Inventories                                               3,713          1,727
             Prepaid expenses and other assets                        (1,295)           623
             Due to/from parent/affiliate                                (60)          --
             Accounts payable and accrued expenses                    (7,340)        14,963
             Other noncurrent liabilities                               (288)          (623)
                                                                   ---------      ---------

                 Net cash used in operating activities               (19,824)        (4,963)
                                                                   ---------      ---------

Cash flows from investing activities:
     Property and equipment expenditures                              (3,636)        (1,010)
     Proceeds from disposition of PP&E                                  --              759
     Other                                                               297           --
                                                                   ---------      ---------

                 Net cash used in investing activities                (3,339)          (251)
                                                                   ---------      ---------

Cash Flows from financing activities:
     Payments on long-term debt                                         (120)        (5,086)
     Long Term Borrowings                                             18,000         12,500
     Payment of debt issue costs                                         (18)          (467)
     Repurchase of stock options                                        --             --
                                                                   ---------      ---------

                 Net cash used in financing activities                17,862          6,947
                                                                   ---------      ---------

Net decrease in cash and cash equivalents                             (5,301)         1,733

Cash and cash equivalents:
     Beginning of period                                               8,195          3,861
                                                                   ---------      ---------
     End of period                                                     2,894          5,594
                                                                   =========      =========

                                                                     Form No. 10

                         United States Bankruptcy Court
                          For the District of Maryland
                       Office of the United States Trustee

In re:  Mattress Discounters                     Case Nos. 02-22330 and 02-22331
        Corporation and TJB, Inc.                           Jointly Administered
                                                                      Chapter 11

--------------------------------------------------------------------------------

                                  BALANCE SHEET
                             As of November 23, 2002




                                See Attached Form

MATTRESS DISCOUNTERS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 29, 2001 and November 23, 2002 (in thousands)

                                                              December 29, 2001    November 23, 2002
                                                              -----------------    -----------------
                         ASSETS                                  (Unaudited)          (Unaudited)

Current assets:
       Cash and cash equivalents                                  $   3,861            $   5,594
       Accounts receivable                                            5,342                1,004
       Inventories                                                   17,980               13,261
       Assets held for sale                                            --                    543
       Prepaid expenses and other current assets                      1,499                1,991
                                                                  ---------            ---------
                   Total current assets                              28,682               22,393

Property and equipment, net                                          12,636                6,522
Debt issue costs and other assets                                    10,917                9,950
Goodwill and other intangibles, net                                  53,511               53,495
                                                                  ---------            ---------
                   Total assets                                   $ 105,746            $  92,360
                                                                  =========            =========

          LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities not subject to compromise:
       Current portion of long-term debt                          $     862            $  26,276
       Accounts payable and accrued expenses                         46,606               14,330
                                                                  ---------            ---------
                                                                     47,468               40,606
                                                                  ---------            ---------

Current liabilities subject to compromise:
       Current portion of long-term debt                               --                134,765
       Accounts payable and accrued expenses                           --                 49,024
                                                                  ---------            ---------
                                                                       --                183,789
                                                                  ---------            ---------

                   Total current liabilities                         47,468              224,395
                                                                  ---------            ---------

Long-term debt, excluding current portion                           152,182                 --
Other noncurrent liabilities                                          4,037                3,414
                                                                  ---------            ---------

                   Total liabilities                                251,155              227,809
                                                                  ---------            ---------

Stockholder's equity:
       Common stock                                                    --                   --
       Additional paid-in capital                                    27,014               27,014
       Accumulated deficit                                         (124,955)            (162,463)
                                                                  ---------            ---------
                   Total stockholder's equity                       (97,941)            (135,449)
                                                                  ---------            ---------
                   Total liabilities and stockholder's equity     $ 153,214            $  92,360
                                                                  =========            =========

                                                                       Exhibit A

                                                                   COPY
                                                                  ENTERED

                    IN THE UNITED STATES BANKRUPTCY COURT       NOV 22 2002
                        FOR THE DISTRICT OF MARYLAND       U.S. BANKRUPTCY COURT
                            (GREENBELT DIVISION)           DISTRICT OF MARYLAND
                                                                 GREENBELT
==========================================X
                                          :
In Re                                     : Chapter 11
                                          :
                                          :
MATTRESS DISCOUNTERS CORPORATION          : Case No.: 02-22330
AND T.J.B., INC.,                         :
                                          : (Jointly Administered)
                                          :
               Debtors.                   :

==========================================X

              FINAL ORDER AUTHORIZING DEBTORS' USE OF LENDERS' CASH COLLATERAL AND GRANTING ADEQUATE PROTECTION PURSUANT
           TO 11 U.S.C. (S)(S) 361 AND 363 AND FED. R. BANKR. P. 4001

          Upon the motion dated October 23, 2002 (the "Motion"/1/), wherein Mattress Discounters Corporation ("Mattress Discounters") and TJB, Inc. ("TJB" or the "Affiliate Debtor"), debtors and debtors-in-possession in the above-captioned cases (Mattress Discounters and TJB, collectively, the "Debtors"), moved this Court for an interim and final order (a) authorizing Debtors' use of Lenders' Cash Collateral (as defined below) pursuant to Sections 105 and 363 of Title 11, United States Code (the "Bankruptcy Code") and Rules 2002 and 4001 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); (b) granting adequate protection to the Lenders pursuant to Sections 361 and 363 of the Bankruptcy Code with respect to any diminution in the value of the Lenders' interests in the Prepetition Collateral (as defined below), whether from the use of the Cash Collateral, the use, sale, lease, depreciation, decline in market price, or otherwise of the Prepetition Collateral, or the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code; (c) scheduling, in accordance with

----------
/1/ Capitalized terms not specifically defined herein shall have the meaning ascribed thereto in the Motion.

Bankruptcy Rule 4001(b)(2), a final hearing (the "Final Hearing") to consider entry of a final order (the "Final Order") with respect thereto; and (d) approving notice with respect thereto; and in accordance with Bankruptcy Rules 4001(b)(2) and (b)(3), due and proper notice of the Motion and the initial hearing thereon (the "Initial Hearing"), the further interim hearing (the "Second Interim Hearing") and the Final Hearing having been given under the circumstances; and the Initial Hearing , the Second Interim Hearing and the Final Hearing (collectively, the "Hearings") having been held and concluded before this Court on October 25, 2002, November 4, 2002 and November 20, 2002, respectively; and objections to the Motion, if any, having been withdrawn or overruled; and upon all of the pleadings filed with the Court, all of the proceedings held before the Court and the entire record made at the Hearings; and after due deliberation and consideration, this Court having found good and sufficient cause appearing therefor,

IT IS HEREBY FOUND that:/2/

          A. On October 23, 2002 (the "Petition Date"), each of the Debtors filed with this Court a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. On October 30, 2002, this Court entered an Order directing joint administration of the Debtors' Chapter 11 cases (Docket # 64).

          B. The Debtors are operating their businesses and managing their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or examiner. A statutory committee of unsecured creditors (the "Creditors' Committee") was appointed in the Debtors' Chapter 11 cases on October 28, 2002.

----------
/2/ Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate. See Bankruptcy Rule 7052.

     C. This Court has jurisdiction over this matter pursuant to 28 U.S.C.
(S)(S) 157 and 1334, and over the persons and property affected hereby. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2). The statutory and rule predicates for the relief sought herein are Sections 105, 361, 362 and 363 of the Bankruptcy Code and Bankruptcy Rule 4001(b). Venue of the Debtors' Chapter 11 cases in this District is proper pursuant to 28 U.S.C. (S)(S) 1408 and 1409.

          D. Prior to the Petition Date, the Lenders established certain loan facilities (collectively, the "Prepetition Credit Facility") with the Debtors pursuant to the terms of that certain Credit Agreement, dated as of August 6, 1999, as amended and restated as of January 11, 2002, and as amended by the First Amendment dated as of May 14, 2002, the Second Amendment, dated as of June 20, 2002, and the Third Amendment, dated as of September 30, 2002 (collectively, as amended, supplemented or otherwise modified through the Petition Date, the "Prepetition Credit Agreement"; and, together with all other documentation executed in connection therewith, the "Prepetition Loan Documents"), among Mattress Discounters Holding Corporation ("Holdings"), Mattress Discounters, as borrower (the "Borrower"),the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Fleet National Bank, as co-Agent, and JP Morgan Chase Bank (f/k/a/ The Chase Manhattan Bank), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Holdings the Affiliate Debtor, a subsidiary of the Borrower, and other non-Debtor affiliates of the Borrower, are guarantors pursuant to a Guarantee and Collateral Agreement, dated as of August 6, 1999 (the "Guarantors").

          E. The Prepetition Credit Facility provided for the extension of revolving credit loans and the provision of letters of credit, subject to the terms and conditions thereof. On the Petition Date, approximately $13.8 million in principal amount of Tranche A Loans (as defined in the Prepetition Credit Agreement), $12.5 million in principal amount of Tranche B Loans (as defined in the Prepetition Credit Agreement) and approximately $2 million in face amount of letters of credit were outstanding under the Prepetition Credit Facility (plus interest, fees, charges, costs and other expenses) and separate letters of credit issued by JPMorgan Chase Bank in an aggregate face amount of approximately $107,000 that are secured by the Prepetition Collateral were also outstanding.

          F. The Prepetition Credit Facility is secured by substantially all of the Debtors' assets, wheresoever located and whether then existing or owned or thereafter arising or acquired by the Debtors, including but not limited to accounts, equipment, inventory, intellectual property, investment property, deposit accounts, general intangibles and all proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing (as more fully described in the Prepetition Loan Documents, the "Prepetition Collateral").

          G. Without prejudice to the rights of the Creditors' Committee with respect to the Tranche B Prepetition Obligations (but subject to the limitations set forth herein), each of Mattress Discounters and the Affiliate Debtor, admits that it is truly and justly indebted to the Lenders under the Prepetition Loan Documents without defense, claim, counterclaim or offset of any kind for all loans, financial accommodations and other amounts owing to the Lenders and the Administrative Agent under, or in connection with, the Prepetition Loan Documents, including, without limitation, accrued and unpaid interest and other fees, costs, charges and expenses (which include postpetition interest accruing at the rate specified in the Prepetition Loan Documents and fees, costs and expenses in each case to the extent permitted by Section

506(b) of the Bankruptcy Code), in accordance with the Prepetition Loan Documents (collectively, the "Prepetition Obligations") and further admit that the Lenders' Prepetition Obligations are an allowed claim. Without prejudice to the rights of the Creditors' Committee with respect to the Tranche B Prepetition Obligations (but subject to the limitations set forth herein), the Debtors further admit and agree that (i) the Prepetition Obligations constitute legal, valid and binding obligations of the Debtors, enforceable in accordance with their terms, and no portion of the Prepetition Obligations is subject to avoidance or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law and (ii) the Debtors have waived and released any right they may have to challenge the Lenders' Prepetition Obligations and the security therefor.

          H. Without prejudice to the rights of the Creditors' Committee with respect to the Tranche B Prepetition Obligations (but subject to the limitations set forth herein), and with respect to the priority of the Prepetition Liens (as defined below), the rights of any other creditor to claim a valid, perfected, unavoidable security interest in or claim to the Prepetition Collateral, the Debtors further acknowledge and admit that the Prepetition Obligations are secured by valid, binding, enforceable, and perfected, first-priority liens and security interests (the "Prepetition Liens") in the Prepetition Collateral granted by the Debtors to the Administrative Agent for the ratable benefit of the Lenders to secure the Prepetition Obligations, subject only to any permitted liens under the Prepetition Loan Documents existing as of the Petition Date, and that the Prepetition Liens are not subject to avoidance or subordination. The proceeds, products, rents or profits of any Prepetition Collateral and all Prepetition Collateral consisting of cash, negotiable instruments, securities, deposit accounts, deposits with the Lenders subject to set off, cash arising from the collection, sale, lease or other disposition, use or conversion to cash of any property of the Debtors in which the Lenders have any lien or security interest, whether such liens or security interests (including, without limitation, any replacement liens or security interests) existed at the commencement of this case or arise thereafter pursuant to this Final Order or any order of the Court or applicable law or otherwise, and whether such property that has been converted to cash existed as of the Petition Date or arose or was generated thereafter, or other cash equivalents constitute "cash collateral" of the Lenders within the meaning of Section 363 of the Bankruptcy Code (the "Cash Collateral"). The Lenders have objected to the use by the Debtors of the Prepetition Collateral including the Cash Collateral, except on the terms of this Order. In addition, the Lenders are entitled, pursuant to the Bankruptcy Code, to adequate protection of their interest in the Prepetition Collateral, including for the use of the Cash Collateral and the use, sale, lease, depreciation, decline in market price or other diminution in value of the Prepetition Collateral other than the Cash Collateral, after the imposition of the automatic stay. The Debtors have waived and released any right they may have to challenge the Prepetition Obligations or the Prepetition Liens in the Prepetition Collateral, and hereby waive and release the Administrative Agent, the Lenders and their respective agents, employees, officers, directors, attorneys, advisors, successors and assigns from any and all claims and causes of action they may have against said parties with respect to any acts or omissions of said parties prior to the Petition Date; provided, however, that, as herein provided, such acknowledgment, agreement, waiver and release are without prejudice to the rights, claims and defenses of the Creditors' Committee with respect to the Tranche B obligations pursuant to paragraph 12 below.

          I. The Debtors, MD Lender, Inc. and Sealy Mattress Company (collectively, the DIP Lenders") are parties to that certain Post-Petition Credit and Security Agreement, dated as of November __, 2002 (as amended, the "DIP Agreement") pursuant to which the DIP

Lenders have agreed to lend and supply trade credit to the Debtors in an aggregate amount of $6.0 million, on the terms and subject to the conditions provided for in the DIP Agreement. All obligations of the Debtors under the DIP Agreement will be secured by a security interest in all assets of the Debtors, junior only to the security interests in favor of the Lenders, other valid and perfected prepetition security interests and the Agreed Administrative Expenses, as defined in the DIP Agreement and a superpriority administrative expense junior only to the superpriority administrative expense in favor of the Lenders and the Agreed Administrative Expenses.

          J. An immediate need exists for the Debtors to use the Cash Collateral to continue their operations, administer and maximize the value of their estates and assets and conduct an orderly disposition of a portion of the Debtors' assets and business in a manner that will maximize the value of the Debtors' properties and estates for the benefit of creditors. The ability of the Debtors to continue their operations and finance the orderly disposition of their assets and business requires the availability of working capital, the absence of which would immediately and irreparably harm the Debtors, their estates and their creditors. The use of the Lenders' cash collateral is therefore of the utmost significance and importance to the preservation and maintenance of the value of the Debtors' estates in order to maximize the potential recovery to creditors of the Debtors' estates. Moreover, it is a condition to the Debtors' obtaining the credit available under the DIP Agreement that a final cash collateral order satisfactory to the DIP Lenders entered by the Court. Approval of this Final Order will satisfy that condition.

          K The Administrative Agent, the Lenders and the Debtors have negotiated in good faith and at arms' length regarding the Debtors' use of the Cash Collateral to fund the Debtors' business operations and the orderly disposition of portions of the Debtor's assets, and the Administrative Agent and the Lenders have agreed to permit the Debtors to use their Prepetition Collateral, including the Cash Collateral, for the period through the Termination Date (as defined below), but only upon the terms and conditions set forth herein, which terms and conditions include, but are not limited to, the protection afforded to a party acting in "good faith" pursuant to Section 363 of the Bankruptcy Code and the Debtors' agreement to grant to the Lenders as security for the Adequate Protection Obligations (as defined below)
(i) liens on all or substantially all of the assets of the Debtors, and (ii) a superpriority administrative expense claim status over any and all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code (such superpriority administrative expense claim having priority as provided herein except with respect to the Carveout (as hereinafter defined)), and as provided in this Final Order.

          L. The Debtors and the Lenders have agreed that, subject to compliance with the solicitation and voting requirements of the Bankruptcy Code, the Lenders will support and vote in favor of a Plan of Reorganization (the "Plan of Reorganization") to be proposed by the Debtors containing the terms provided for in the Settlement Agreement (as defined below) and the terms for the treatment of the Tranche A claims set forth in the term sheet attached hereto as Exhibit A (the "Term Sheet").

          M. The relief requested in the Motion is necessary, essential, and appropriate for the continued operation of the Debtors' business, the management and preservation of their property and the orderly disposition of their estates.

          N. Notice of the Final Hearing, which notice was provided by the Debtors by hand delivery, first class mail or deposit with a reputable overnight courier service upon (i) the Office of the United States Trustee, (ii) counsel to the Administrative Agent for the Lenders, (iii) counsel to the Creditors' Committee, (iv) all parties having filed requests for notices in the Debtors' case, and (v) to the extent reasonably available to the Debtors, all creditors having filed UCC-1 financing statements or having recorded a mortgage on real or personal property of the Debtors, constitutes good, sufficient and adequate notice in accordance with Bankruptcy Rules 2002 and 4001(b), Sections 102(1) and 363 of the Bankruptcy Code and the local rules.

          O. Based on the record presented to the Court at the Hearings, the terms of the Debtors' use of the Cash Collateral and the Prepetition Collateral are fair and reasonable and reflect the Debtors' exercise of prudent business judgment consistent with their respective fiduciary duties.

          P. Good and sufficient cause has been shown for the entry of this Final Order. Among other things, the entry of this Final Order will enable the Debtors to continue to operate their business in the ordinary course and facilitate the orderly disposition of their business operations, including the Prepetition Collateral, in the markets which the Debtors have targeted to exit; permit the funding under the DIP Agreement to be available to the Debtors; increase the possibility of maximizing return to creditors; and avoid disputes with the Lenders with respect to adequate protection. The permission granted herein to use the Lenders' Cash Collateral is necessary to avoid immediate and irreparable harm to the Debtors. This Court concludes that entry of this Final Order is in the best interest of the Debtors, their creditors and their estates.

          Q. Holdings, the Creditors' Committee and each of the DIP Lenders consent to the relief requested in accordance with the provisions provided for herein.

          NOW, THEREFORE, UPON THE MOTION, AND THE RECORD BEFORE THE COURT WITH RESPECT TO THE MOTION, AND WITH THE CONSENT OF THE DEBTORS, THE ADMINISTRATIVE AGENT, THE LENDERS, THE CREDITORS' COMMITTEE, HOLDINGS AND THE DIP LENDERS TO THE

FORM AND ENTRY OF THIS FINAL ORDER, AND GOOD CAUSE APPEARING, IT IS ORDERED, ADJUDGED AND DECREED THAT:

          1. The Motion is hereby granted. Subject to the terms and conditions hereof, the Debtors are hereby authorized, during the period from the Petition Date through and including the earlier of January 24, 2003 (the "Expiration Date") and the Termination Date (as defined below) to use the Cash Collateral to operate their business in accordance with the Budget (as defined below). The Expiration Date may be extended upon the written consent of the Administrative Agent and the Lenders without further Court order, and the terms of this Final Order shall continue in full force and effect with respect to any such extended Expiration Date.

          2. The Debtors are not permitted to use any Cash Collateral except as set forth in this Final Order and only in accordance with the (i) budget prepared by the Debtors and accepted by the Administrative Agent (as may be amended, modified or supplemented from time to time in accordance with paragraph 3 or otherwise with the consent of the Administrative Agent and without further Court approval, the "Budget"; such specified expenses being referred to hereinafter as "Permitted Expenses"). The Debtors' use of Cash Collateral is further conditioned upon the Debtors' filing the Plan of Reorganization, which shall be in accordance with the terms contained in the Term Sheet and the Settlement Agreement, dated as of November 8, 2002, by and among the Debtors, the Creditors' Committee, the DIP Lenders, Holdings and each of the holders of an unsecured claim against a Debtor who shall become party to such agreement by execution and delivery to the Debtors, the Creditors' Committee, the DIP Lenders and Holdings of a fully completed counterpart signature page to such agreement (the "Settlement Agreement"). A copy of the Budget for the time period from November 22, 2002 through January 24, 2003 (the "Final Cash Collateral Period") is annexed hereto as Exhibit B. The Debtors warrant and represent that the Budget includes their estimate of the foreseeable, reasonable and necessary expenses to be incurred in connection with these Chapter 11 cases, the operation of the Debtors' businesses, and the sale and/or liquidation of a portion of the Debtors' assets during the Final Cash Collateral Period. Without the prior written consent of the Administrative Agent, the Debtors may only pay each Permitted Expense out of the Cash Collateral in an amount, subject to the following provisos, not to exceed on a line item basis the greater of (x) 15% and (y) $100,000 in excess, in each case, of the amount set forth for such Permitted Expense in the Budget; provided, however, that in no event shall the aggregate expenditures exceed the total amount authorized by the Budget by more than $250,000 until the beginning of the week of November 24, 2002 and thereafter by an additional $50,000 per week provided that any unused amount of the $50,000 excess variance in any week may be carried forward and utilized in any succeeding week until the earlier of the Expiration Date or the Termination Date but in no event shall the aggregate expenditures exceed the total amount authorized by the Budget for the Final Cash Collateral Period by more than $650,000; provided, further, that amounts authorized to be spent in any week and not so expended may be carried forward and spent (without any additional variance) in any succeeding week until the earlier of the Expiration Date or the Termination Date; provided , further, that the Debtors agree, subject to the variances provided herein, not to incur, knowingly or intentionally, any administrative expenses other than as set forth in the Budget, or as may be paid or provided for with proceeds of the DIP Agreement, exclusive of professional fees approved by the Bankruptcy Court pursuant to Sections 330, 331, or 503(b) of the Bankruptcy Code and fees payable to 28 U.S.C. 1930, without prior written consent of the Lenders or approval by the Bankruptcy Court after hearing on appropriate notice to the Lenders; provided, further, that the Debtors may use Cash Collateral for expenditures, not to exceed $500,000, other than as authorized by the Budget with the prior written consent of the Administrative Agent and the Required Lenders and without the need for further Order of the Court; provided, however, that nothing herein shall prevent the Debtors from paying Permitted Expenses or any other obligations with proceeds of the DIP Agreement. No later than Wednesday of each week following the Petition Date, the Debtors shall prepare and deliver to the Administrative Agent and its advisors: (1) a report of actual receipts and disbursements and a reconciliation of actual disbursements as compared to the Budget, on a line by line basis, with a report of any material variances and the reasons therefor, in a form reasonably satisfactory to the Administrative Agent; and (2) weekly reports in the same form as the reports that were provided by the Company to the Administrative Agent and the Lenders prior to the Petition Date, except, however, that until the Company make the $3.5 million payment required in Paragraph 9(b) hereof, the borrowing base certificate shall be prepared on a weekly basis, each such borrowing base certificate to be certified in accordance with the Prepetition Credit Agreement by a financial officer of the Debtors, and after such payment is made, the Company will no longer be required to provide a borrowing base certificate hereunder.

          3. No later than ten (10) business days prior to the last day covered by the then applicable Budget, the Debtors shall deliver to the Lenders and the Administrative Agent and its advisors a proposed budget covering the subsequent three-week period. Unless the Administrative Agent provides written notice to the Debtors, with a copy to counsel for the Creditors' Committee and the U.S. Trustee, within five (5) business days after receipt of the proposed subsequent budget, that the proposed budget is unacceptable to the Lenders, the proposed budget shall become the "Budget" for purposes hereof.

          4. With respect to any approval or disapproval of expenditures set forth in the Budget or in any proposed subsequent budget, the Administrative Agent and the Lenders shall not owe any fiduciary duty to the Debtors, their respective creditors, shareholders or estates.

          5. As adequate protection for, and to the extent of, any diminution in the value of the Administrative Agent's interest in the Prepetition Collateral and, solely with respect to the Tranche B portion of the Prepetition Obligations to the extent the Prepetition Liens securing the Tranche B portion of the Prepetition Obligations are valid, perfected and unavoidable, resulting from (x) the use of the Cash Collateral pursuant to Section 363(c) of the Bankruptcy Code, (y) the use, sale or lease of the Prepetition Collateral (other than the Cash Collateral) pursuant to Section 363(c) of the Bankruptcy Code and (z) the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code (the amount of any such diminution being referred to hereinafter as the "Adequate Protection Obligations") the Administrative Agent, on behalf of the Lenders, is hereby granted, as additional security for the Adequate Protection Obligations, effective as of the Petition Date (and without the necessity of the execution by the Debtors, or filing, of security agreements, pledge agreements, financing statements or otherwise), valid and perfected, replacement, highest, non-priming priority security interests in, and liens on (the "Replacement Liens") all of the Debtors' right, title and interest in, to and under all pre-Petition Date and post-Petition Date (including hereafter acquired) real and personal property, assets, rights and interests of the Debtors, of any nature whatsoever, including, without limitation, leases of real property, real estate, leases of personal property, inventory, including after-acquired inventory and receivables, machinery, equipment, general intangibles, goods, all cash, all cash equivalents, all accounts, all proceeds, products, rents and/or profits thereof and the proceeds of all causes of action, whether arising from Section 552(b) of the Bankruptcy Code or otherwise (such collateral, collectively, with the proceeds and products of any and all of the foregoing, the "Replacement Collateral"). The Prepetition Collateral, the Replacement Collateral and the other collateral granted hereunder are sometimes collectively referred to herein as the "Collateral". The Collateral shall be subject to the Carveout (as defined below). The Replacement Liens shall be (A) deemed valid and duly perfected as of the Petition Date, shall be valid and enforceable against any trustee appointed in these Chapter 11 cases or in any subsequent proceedings upon the conversion of any or all of these Chapter 11 cases to a case under Chapter 7 of the Bankruptcy Code, and (B) prior and senior to all liens and encumbrances of all other secured creditors in and to the Replacement Collateral granted, or arising, after the Petition Date (excluding liens and security interests arising as a matter of law in favor of any federal, state, municipal or other governmental unit, commission, board or court for any liability of the Debtors). No lien or security interest in any property of the Debtors granted or arising on or after the Petition Date (excluding liens and security interests arising as a matter of law in favor of any federal, state, municipal or other governmental unit, commission, or board for any liability of the Debtors) shall be created or permitted to be pari passu with, or senior to, the liens and security interests of the Lenders in the Prepetition Collateral, or the Replacement Liens. Without limiting the generality of the foregoing, the Replacement Liens (a) to be created and granted to the Lenders herein are first priority, perfected and superior to any security, mortgage or collateral interest or lien or claim to the Collateral and are subject only to non-avoidable, valid, enforceable and perfected liens and security interests in the Replacement Collateral of the Debtors, as prepetition debtors, that existed on the Petition Date and are not subject to Section 552(a) of the Bankruptcy Code (i) in favor of the Lenders, (ii) in favor of third parties holding liens or security interest which are superior in priority, after giving effect to any existing subordination or intercreditor arrangements, to the Lenders in such Replacement Collateral, or (iii) to the claim or interest, if any, of CitiFinancial in the prepetition funds of the Debtors, which shall continue in the Collateral to the same extent, validity and priority as such claim or interest existed on the Petition Date and (b) shall be at all times senior to the rights of the Debtors and any successor trustee or estate representative in the Chapter 11 Cases or any subsequent Chapter 7 or Chapter 11 case or proceedings under the Bankruptcy Code. The grant of Replacement Liens hereunder shall be supplemental of, and in addition to, the security interests and liens, which the Lenders possess pursuant to the Prepetition Credit Agreement.

          6. The Replacement Liens and Superpriority Claim created herein and the priorities of same shall not be altered or affected by any plan filed by any of the Debtors or any third party. The Debtors, the DIP Lenders and the Creditors' Committee will not seek or take any action to avoid or prime the Replacement Liens, Superpriority Claim and the priorities of the same.

          7. Without the necessity of filing of financing statements or other documents except real estate mortgages or a copy of this Final Order in the applicable real estate records, this Final Order shall be sufficient and conclusive evidence of the validity, perfection and priority of each of the Lenders' perfected liens on and security interests in all Replacement Collateral as described herein to secure the Adequate Protection Obligations. Notwithstanding the foregoing, the Debtors, and their officers or agents on their behalf, are authorized and directed, if so requested by the Lenders, to execute such documents including, without limitation, pledges, mortgages, deeds of trust and Uniform Commercial Code financing statements and to pay all costs and expenses as may be reasonably required to provide further evidence of the perfection of the Lenders' liens in the Replacement Collateral as provided herein. The automatic stay imposed under Section 362 of the Bankruptcy Code is hereby lifted to permit the Debtors to grant the aforesaid Replacement Liens and to allow the filing and recording of a certified copy of this Final Order or any such financing statements, notices of lien, mortgages, deeds of trust or similar instruments, and all such documents shall be deemed to have been filed or recorded coincident with the entry of this Final Order, and to permit the Debtors to make the payments provided for herein; provided, however, except for the filing of real estate mortgages or a copy of this Final Order in the applicable real estate records, no such filing or recordation shall be necessary or required in order to create or perfect any such lien.

          8. While such action is not required to perfect the Replacement Liens except in the case of real estate mortgages or the filing of a copy of this Final Order in the applicable real estate records, the Lenders may, in their discretion, file a photocopy of this Final Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which the Replacement Collateral is or will be located, and in such event, the subject filing or recording officer is authorized and directed to file or record such copy of this Final Order subject to the payment of applicable filing fees

          9. The Lenders and the Administrative Agent are further granted the following additional elements of adequate protection:

          (a) Cash Collateral Account. In accordance with the Order approving the Emergency Motion of Debtors for Order Authorizing Continued Use of Existing Bank Accounts, Cash Management System, and Business Forms and Waiving Deposit and Investment Requirements under Bankruptcy Code Section 345, entered on October 24, 2002, and unless otherwise agreed by the Administrative Agent in writing, the Debtors shall deposit and maintain all collections of accounts receivable, all other collections and proceeds and all cash and/or shall cause the sweep of such collections and other proceeds on a daily basis into Account No. 323-248144, ABA # 021-000-021 maintained at JPMorgan Chase Bank (the "Cash Collateral Account"). The Debtors agree that they will not (without the Administrative Agent's prior written consent) close Account No. 323-407625, ABA
     # 021-000-021 maintained at JPMorgan Chase Bank for the benefit of Mattress Discounters (the "JPM MD Account"), or establish any new bank accounts. All collections on and proceeds of the Prepetition Collateral (the "Collection Proceeds") and the Replacement Collateral (collectively, the "Collection Proceeds") shall be deposited on a daily basis in the Cash Collateral Account.

               The Debtors shall establish within the Cash Collateral Account a reserve in an amount equal to 65% of the cost basis of the inventory actually sold from the Debtors' stores from and including October 29, 2002 for which a going out of business sale has been authorized pursuant to the Court's Order Authorizing the Debtors To Conduct Certain Store Closing Sales Pursuant to Sections 105 and 363 of the Bankruptcy Code, Bankruptcy Rule 6004 and Local Bankruptcy Rule 6004-1, Authorizing Rejection of Certain Unexpired Leases of Nonresidential Real Property Pursuant to
     Section 365(a) of the Bankruptcy Code, Rule 6006 of the Federal Rules of Bankruptcy Procedures and Local Bankruptcy Rule 6006-1 and Granting Other Related Relief, up to a maximum amount of $1.25 million (the "Reserve Amount"). At such time that the Lenders receive the $3.5 million payment from the California Sale (as defined below) or such higher amount as provided herein, the maximum amount of the Reserve Amount shall be reduced to $1.0 million. Commencing on November 7, 2002 and each Thursday thereafter, the Debtors shall provide an accounting to the Banks of the amount required to be included in the reserve for the week ending the immediately preceding Tuesday (e.g. on November 7, 2002, the Debtors shall provide an accounting to the Banks of the amount to be included in the reserve for the week ending Tuesday, November 5, 2002). The Reserve Amount shall be held by the Administrative Agent until the Lenders receive $1.0 million (the "$1MM Slotting Fee") from the slotting fees to be received by the Debtors in connection with their entering into new product supply agreements with new suppliers. Upon receipt of the $1MM Slotting Fee by the Lenders, the Reserve Amount will be released to the Debtors. In the event that the $1MM Slotting Fee is not received by the Debtors and paid to the Lenders on or before April 30, 2003 or if a Termination Event (as defined below) has occurred, the automatic stay imposed under Section 362 of the Bankruptcy Code shall be lifted, without further order of the Court, to permit the Lenders to apply the Reserve Amount to the Prepetition Obligations.

          (b) Application of Collection Proceeds to the Prepetition Obligations. As further adequate protection, the Debtors shall pay to the Lenders, when due, interest accruing at the ABR rate and fees, costs and expenses provided in the Prepetition Loan Documents, including the fees and expenses provided in paragraph 9(d) hereof. In addition, as further adequate protection, the Prepetition Lenders shall be paid as a permanent principal repayment and permanent reduction of the Commitments, upon the earlier of January 31, 2003 or the closing of the Section 363 sale of the Northern California and San Diego markets (the "California Sale"), (x) $3.5 million plus (y) 70% of the Net Proceeds (as defined in the Prepetition Credit Agreement, provided that, for purposes of the California Sale, the sale of the Los Angeles stores and the Detroit stores only, cure payments made by the Debtors on account of leases that are assumed and assigned to the purchaser(s) in connection with such sales shall also be deducted in calculating such Net Proceeds) from such California Sale in excess of $5.0 million. As further adequate protection, the Debtors will make further permanent principal repayments (and permanent reductions of the Commitments) to the Lenders in amounts equal to 70% of the Net Proceeds, up to a maximum of $1.25 million, of bulk sales of inventory of the Northern California and San Diego markets and bulk sales of inventory or sales of other markets currently contemplated upon the earlier of the receipt of such Net Proceeds by the Debtors or February 28, 2003. As further adequate protection, the Lenders shall continue to be entitled to receive and apply from time to time, as permanent repayments of principal and permanent reductions of the Commitments, payments on account of the Chicago Sale (as defined in the Prepetition Credit Agreement).

          (c) Financial Reports; Inspection of Cash Collateral. In addition, the Debtors shall provide to the Administrative Agent such other reports and information as the Administrative Agent and the Lenders may reasonably request from time to time. The Administrative Agent and its representatives, in the Administrative Agent's reasonable discretion, shall have the right to inspect and copy the Debtors' books and records as well as inspect the Collateral during normal business hours.

          (d) Additional Fees. As additional adequate protection, without the necessity of the filing of fee applications or obtaining the prior or subsequent approval of the Court with respect thereto, the Debtors are authorized and directed to pay, within ten (10) days after the presentation of invoices to the Debtors with copies delivered to the Creditors' Committee, all reasonable fees, costs and charges incurred by the Administrative Agent (including, without limitation, internal collateral auditing and monitoring expenses and the fees and expenses of any financial consultants and outside counsel advising the Administrative Agent) in connection with the Chapter 11 Cases or any subsequent proceedings. If the Debtors or the Creditors' Committee objects to any such invoices, objections will be filed within five (5) business days after receipt of the invoice, and any such objections, if not resolved by the parties, will be submitted to the Court for determination. The Debtors' payment of such invoices shall be in addition to the uses of the Cash Collateral pursuant to the Budget and shall not reduce the Debtors' availability of Cash Collateral pursuant to such Budget.

          (e) Additional Insurance. As additional adequate protection, the Debtors shall also maintain all necessary insurance, including, without limitation life, fire, hazard, comprehensive, public liability, and workmen's compensation as may be currently in effect.

          (f) Waiver and Release. Without prejudice to the rights of the Creditors' Committee with respect to the Tranche B Prepetition Obligations (but subject to the limitations set forth herein), as additional adequate protection, each of the Debtors hereby waives and releases any and all claims (as such term is defined in the Bankruptcy Code) against the Administrative Agent and the Lenders, whether arising at law or at equity, including any recharacterization, subordination, avoidance or other debtor action claims arising under or pursuant to Sections 105, 510 or 542 through 553, inclusive, of the Bankruptcy Code, or any other provisions under Chapter 5 of the Bankruptcy Code or otherwise.

          10. Subject to the Carveout, the Adequate Protection Obligations shall be allowed administrative expense claims pursuant to Sections 503(b)(1), 507(a) and 507(b) of the

Bankruptcy Code, with priority in payment over any and all (i) administrative expense claims of the kinds specified or ordered pursuant to any provision of the Bankruptcy Code including, without limitation, Sections 105, 326, 328, 330, 331, 364 and 726 of the Bankruptcy Code, and (ii) unsecured claims, against the Debtors now existing or hereafter arising of any kind or nature, and shall at all times be senior to the rights of the Debtors, and any successor trustee or any creditor, in any of these Chapter 11 cases or any subsequent proceedings under the Bankruptcy Code (the "Superpriority Claim"). Subject only to the Carveout, no cost or expense of administration under Sections 105, 503(b), 506(c) or 507(b) or otherwise, including those resulting from the conversion of these Chapter 11 cases pursuant to Section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Lenders' Superpriority Claim.

          11. Subject to paragraph 12, the Prepetition Liens granted to the Lenders by the Debtors are first priority, paramount, binding and valid liens upon the Prepetition Collateral (subject to any permitted liens under the Prepetition Loan Documents existing as of the Petition Date and the other permitted items in Paragraph 5), and are not, and shall not be, subject to any claims, setoffs, avoidance actions or defenses by the Debtors. The term "avoidance actions", as used herein, shall mean avoidance actions on or behalf of the Debtors or their estates pursuant to Chapter 5 of the Bankruptcy Code.

          12. The provisions of paragraph 11, above, and the Debtors' waivers, as provided in paragraphs G and H above, shall be binding on all parties in interest, including the Creditors' Committee; provided, however, the Creditors' Committee retains the right to challenge the Tranche B Prepetition Obligations and the security therefor. Without prejudice to the rights of the Creditors' Committee with respect to the Tranche B Prepetition Obligations and the security therefor, (but subject to the limitations set forth herein), the Prepetition Obligations are deemed for all purposes in the Chapter 11 cases and any subsequent proceedings (including any Chapter 7 cases) to be legal, valid and binding, not subject to subordination and otherwise unavoidable; the Prepetition Liens are deemed to be legal, valid, binding, perfected, not subject to subordination and otherwise unavoidable; the Prepetition Credit Facility, the Prepetition Obligations and the Prepetition Liens are not subject to any other or further action or challenge by any party in interest seeking to exercise the rights of the Debtors' estates, including, without limitation, any successor thereto; and the Lenders have an allowed claim in the Chapter 11 cases (and any subsequent proceedings) for all purposes under the Bankruptcy Code (subject only to a determination of the amount of the allowed secured claim).

          13. The Debtors shall not, without the prior written consent of the Lenders or an order of the Court entered after notice to the Lenders and an opportunity for a hearing (i) compromise, adjust or modify the amount of any accounts receivable (by way of discount, offset or otherwise) outside the ordinary course of business or (ii) sell or dispose of any item of Prepetition Collateral or Replacement Collateral, including real property, outside the ordinary course of business or (ii) sell or dispose of any item of Prepetition Collateral or Replacement Collateral, including real property, outside the ordinary course of business except pursuant to the terms of any order of this Court approving the terms of such compromise or sale. Without limiting the foregoing, the Debtors shall not assume or reject any contract (including any lease of real property) or otherwise terminate or impair any of their respective rights under any such contract without order of the Court entered after two (2) business days' written notice to the Lenders and an opportunity for a hearing.

          14. Other than the Carveout (as defined below), no cost or expense which is incurred in connection with or on account of preservation, protection, enhancement and/or disposition of any Collateral during the First Interim Cash Collateral Period (as defined in the First Interim Order Authorizing Debtors' Use of Lenders' Cash Collateral and Granting Adequate Protection Pursuant to 11 U.S.C. (S)(S) 361 and 363 and Fed. R. Bankr. P. 4001, entered October 24, 2002), the Second Interim Cash Collateral Period (as defined in the Second Interim Order Authorizing Debtors' Use of Lenders' Cash Collateral and Granting Adequate Protection Pursuant to 11 U.S.C. (S)(S) 361 and 363 and Fed. R. Bankr. P. 4001 entered November 6, 2002) or the Final Cash Collateral Period or which otherwise could be chargeable to the Administrative Agent, the Lenders or the Collateral pursuant to Section 506(c) of the Bankruptcy Code or otherwise, shall be chargeable to the Administrative Agent, the Lenders or the Collateral.

          15. Notwithstanding any provision of this Final Order or the Prepetition Loan Documents to the contrary, the liens on the Prepetition Collateral, the Replacement Liens and the Superpriority Claim granted hereunder shall be subject and subordinate to a carveout for the payment of (a) the aggregate allowed unpaid fees and disbursements payable under Sections 330 and 331 of the Bankruptcy Code to professional persons retained, pursuant to Order of the Court, by the Debtors or the Creditors' Committee in an aggregate amount not to exceed, after the prior application of any retainers, $1,250,000, (b) to the extent not previously paid, amounts payable to the Debtors' employees pursuant to Court-approved severance plans, retention plans and employment agreements, all of which shall be subject to prior approval of the Lenders, sales taxes, payroll taxes, costs and expenses to procure and deliver inventory for which the Debtors have received payment in full from the customers through the Final Cash Collateral Period and any ordinary and customary salaries, wages, vacation pay and other ordinary and customary employee benefits as authorized by the Court that have become payable and remain unpaid through the Final Cash Collateral Period, and (c) quarterly fees required to be paid pursuant to 28

U.S.C. (S) 1930(a)(6) and any fees payable to the Clerk of the Bankruptcy Court (the "Statutory Fees") ((a), (b), and (c) collectively, the "Carveout"); provided, however, in any event, the Carveout shall not include, and no Cash Collateral shall be used to pay, professional fees and/or disbursements incurred at any time in connection with any action, including, without limitation, adversary proceeding or objection (whether formal or informal, or commenced by contested matter or adversary proceeding), that seeks to (i) invalidate, avoid, challenge, subordinate, or otherwise impair, or raise any defense to, any claims of the Lenders under the Prepetition Credit Agreement, including the Prepetition Obligations and the Prepetition Liens, or (ii) recover any transfer made at any time to the Lenders by or on behalf of the Debtors, in any capacity. So long as no Termination Event shall have occurred and be continuing, the Debtors shall be permitted to pay the (i) Statutory Fees and (ii) compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be due and payable; provided that the payment of items (i) and (ii) of the preceding clause shall not reduce the Carveout; provided, further, that any pre-petition retainers held by the professionals shall be fully applied to pay such compensation and disbursements prior to the Carveout being used. Nothing herein shall be construed as a waiver of the right of the Administrative Agent or any Lender to object to the allowance of any such professional fees and disbursements.

          16. The Debtors' authority to use Cash Collateral pursuant to this Final Order shall expire on the date (the "Termination Date") that is the earlier of (a) the Expiration Date and (b) automatically on the third business day after the Administrative Agent provides written notice to the Debtors, the United States Trustee and the Creditors' Committee that a Termination Event (as defined below) has occurred and is continuing, regardless of whether the Debtors have expended the entire amount of Cash Collateral set forth in the Budget. If the Termination Date results from a Termination Event under clause (x) of this Paragraph 16, on the Termination Date, (i) the Debtors' right to use the Cash Collateral shall terminate, (ii) the Prepetition Obligations and the Adequate Protection Obligations shall become immediately due and payable, (iii) the Administrative Agent and each Lender may setoff amounts in any account of the Debtors maintained with such party, to collect the Prepetition Obligations and the Adequate Protection Obligations, and (iv) the Administrative Agent and the Lenders may exercise the rights and remedies available under the Prepetition Loan Documents, this Final Order or applicable law, including, without limitation, foreclosing upon and selling all or a portion of the Prepetition Collateral and/or the Replacement Collateral in order to collect the Adequate Protection Obligations and the Prepetition Obligations and the Lenders are hereby granted relief from the automatic stay to permit the Lenders to exercise such rights and remedies and take any action in connection therewith without further application to or order of this Court; the actions described in clauses
(iii) and (iv) above may be taken without further order of or application to the Court as the Administrative Agent or the Lenders shall, in their sole discretion, elect, and the automatic stay is hereby deemed modified and vacated to the extent necessary to permit such actions. If the Termination Date results from any other Termination Event, then on the Termination Date, the Debtors' right to use the Cash Collateral shall terminate. In no event shall the Administrative Agent or any of the Lenders be subject to the equitable doctrine of "marshaling" or any similar doctrine with respect to any of the Prepetition Collateral, Replacement Collateral or otherwise. From and after a Termination Date resulting from a Termination Event under clause (x) of this Paragraph 16, the Debtors shall not have the right to seek the use of Cash Collateral or to use Cash Collateral, without the written consent of the Lenders. Notwithstanding the occurrence of the Termination Date or anything herein, all of the rights, remedies, benefits and protections of the Debtors, the Administrative Agent and the Lenders under this Final Order shall survive such termination. As used in this Order, the term "Termination Event" shall mean the occurrence of any of the following:

               (i) The entry of any order in any of the Chapter 11 cases or any successor cases by this Court or any other court of competent jurisdiction, for which the time to appeal has expired, amending, appealing, reversing, revoking, rescinding, supplementing, staying, vacating, reversing, or otherwise modifying this Final Order or which otherwise affects the effectiveness of this Final Order.

               (ii) The entry of an order in any of the Chapter 11 cases
                    appointing an examiner or a trustee.

               (iii) The entry of any order dismissing any of the Chapter 11 cases or converting any of the Chapter 11 cases to a case under Chapter 7 of the Bankruptcy Code.

               (iv) The entry of an order which has not been stayed and which
                    (a) provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditors other than the Lenders to realize upon, or to exercise any right or remedy with respect to, an asset of the Debtors with a value in excess of $200,000 or which has a material adverse effect on the Debtors' business including its ongoing disposition of assets, or (b) provides for the termination of any lease, license, or similar agreement which would have a material adverse affect on the Lenders' ability to realize on the value of the Prepetition Collateral; provided, however, it is understood and agreed that this clause (b) shall not apply with respect to vehicle leases; further provided, however, the Debtors shall not (i) terminate or file a motion to terminate any lease of real property constituting Prepetition Collateral without two (2) business days written notice to the Lenders and (ii) fail to object to motion by a landlord to terminate any lease of real property constituting Prepetition Collateral. The Lenders reserve their right to object to any such termination or to perform any actions with respect to such lease.

               (v) The entry of an order of the Court or any other court of competent jurisdiction that grants any lien or security interest in any property of the Debtors in favor of any party other than the Lenders, except for liens securing the DIP Agreement that are junior to the liens of the Lenders, or granting a claim to any party other than the Lenders that is pari passu with or senior to the claims granted to the Lenders pursuant to this Final Order.

               (vi) The Debtors shall have filed any pleading seeking, or otherwise consenting to, or shall support or acquiesce in writing in any other person's motion as to, any of the matters set forth in paragraphs (i) through (v) above, or the Court shall enter an order for which the time to appeal has expired granting any such motion filed by any other person.

               (vii) The breach of any material term, covenant, condition or provision of this Final Order by the Debtors, including without limitation, making a payment not authorized by the Budget or otherwise inconsistent with paragraph 2 hereof.

               (viii) The then applicable Budget shall expire by its terms without a new Budget having been proposed and accepted in accordance with paragraphs 2 and 3 of this Final Order.

               (ix) The Debtors' failure to file, and obtain an order
                    confirming, the Plan of Reorganization on or before February 28, 2003, which Plan shall be in accordance with the terms and conditions of the Term Sheet (unless otherwise agreed to by the Lenders in writing) and the Settlement Agreement.

               (x) The Debtors' failure to pay the Lenders (x) $3.5 million plus (y) 70% of the Net Proceeds (as defined in the Prepetition Credit Agreement as modified in this Final Order) from the California Sale in excess of $5.0 million by the earlier of the closing of the California Sale or January 31, 2003.

               (xi) The Debtors' failure to pay the Lenders 70% of the Net
                    Proceeds (as defined in the Prepetition Credit Agreement), up to a maximum of $1.25 million, of bulk sales of inventory or sales of inventory in the Northern California, San Diego and other markets currently contemplated by the earlier of the receipt of such Net Proceeds by the Debtors or February 28, 2003.

               (xii) The occurrence of an Event of Default (as defined in the
                    DIP Agreement).

               (xiii) The Debtors' failure to utilize the entire $6.0 million under the DIP Agreement prior to confirmation of the Plan.

               (xiv) The Court shall abstain from hearing the Chapter 11 cases, or the Debtors shall so move or support any motion brought by any third party seeking such relief.

               (xv) A suit or action shall have been commenced against any of the Lenders or Administrative Agent that asserts any claim or legal or equitable remedy that seeks to disallow or subordinate in whole or in part the Prepetition Obligations or any other amounts that become due after the Petition Date or to challenge the validity, enforceability, perfection or priority of the liens in favor of the Lenders (including, without limitation, the Prepetition Liens or any other amounts that become due as provided after the Petition Date owed to the Lenders) and an order or judgment granting the relief requested shall have been entered.

               (xvi) The filing of any motion to obtain credit from any party unless the liens and/or superpriority claims to be granted in connection therewith shall be junior to the Prepetition Liens, the Replacement Liens and the Superpriority Claim granted in this Final Order.

          17. In addition to the terms, provisions, covenants and agreements set forth in this Final Order, the Debtors shall observe and perform, for the benefit of the Lenders, the covenants and agreements contained in Sections 7 and
11.12 of the DIP Agreement.

          18. Any modification, vacation, or stay of this Final Order by this or any other Court shall not affect the validity of any liability incurred pursuant this Final Order prior to the later of (a) the effective date of such modification, vacation, or stay, or (b) the entry of the order pursuant to which such modification, vacation, or stay was established, nor the validity, priority, or enforceability of any lien granted by the Debtors to the Lenders.

          19. Pursuant to Sections 105, 361 and 363 of the Bankruptcy Code, the Administrative Agent and each of the Lenders are hereby found to be entities that have acted in "good faith" in connection with the negotiation and entry of this Final Order, and are entitled to the protection provided to such entities under Section 363 of the Bankruptcy Code. Accordingly, if any or all provisions of this Final Order are hereafter modified, vacated or stayed by subsequent order of this Court or any other court, without the Administrative Agent's written consent, such stay, modification or vacation shall not affect: (a) the validity of Adequate Protection Obligations that are or were incurred pursuant to this Final Order before the Administrative Agent's receipt of notice of the effective date of such stay, modification or vacation; (b) the validity and enforceability of the Replacement Liens or (c) the Lenders' right and ability to collect all amounts due to them from any of the Debtors in respect of the Adequate Protection Obligations.

          20. Any failure or delay by the Lenders in seeking relief or otherwise exercising their rights and remedies under the Prepetition Loan Documents or this Final Order shall not constitute a waiver of any of the Lenders' rights hereunder, thereunder, or otherwise.

          21. Based upon the Lenders' consent, the adequate protection provided herein is reasonable and sufficient to protect the interests of the Lenders during the Final Cash Collateral Period. Notwithstanding any other provision hereof, the grant of adequate protection to the Lenders pursuant hereto is without prejudice to the right of the Lenders to seek modification of the grant of adequate protection provided hereby so as to provide different or additional adequate protection, and without prejudice to the right of the Debtors or any other party in interest to contest any such modification. In the event of the occurrence of the Expiration Date or Termination Date, the Debtors shall retain the right to request that the Court permit the use of Cash Collateral, and the Lenders retain the right to object to any such request; provided, however, as provided in Paragraph 16, the Debtors shall not have the right to request that the Court permit the use of Cash Collateral in the case of the Termination Date resulting from a Termination Event under Paragraph 16(x) hereof.

          22. In order to facilitate the processing of claims, to ease the burden upon the Court and to reduce any unnecessary expense to the Debtors' estates, the Administrative Agent is authorized to file a master proof of claim on behalf of itself and the Lenders on account of their claims arising under the Prepetition Loan Documents and hereunder (the "Master Proof of

Claim"), and the Administrative Agent shall not be required to file a verified statement pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure.

          (a) Upon the filing of the Master Proof of Claim against Debtors, the Administrative Agent and each Prepetition Lender, and each of their respective successors and assigns, shall be deemed to have filed a proof of claim in the amount set forth opposite its name therein in respect of its claims against each of the Debtors arising under the Prepetition Loan Documents, and the claims of the Administrative Agent and each Lender (and each of their respective successors and assigns) named in the Master Proof of Claim shall be recognized as if each such entity had filed a separate proof of claim in each of these Chapter 11 Cases in the amount set forth opposite each name in the Master Proof of Claim; provided that the Administrative Agent may but shall not be required to amend the Master Proof of Claim from time to time to, among other things, reflect a change in the holders of claims set forth therein or a reallocation among such holders of the claims asserted therein resulting from any transfer of any such claims.

          (b) The provisions set forth of this paragraph and the Master Proof of Claim are intended solely for the purpose of administrative convenience and, except to the extent set forth herein or therein, neither the provisions of this paragraph nor the Master Proof of Claim shall affect the substantive rights of the Administrative Agent or the Lenders or any other party in interest or their respective successors in interest including, without limitation, the right of each Lender (or their successors in interest) to vote separately on any plan or plans proposed in the Debtors' Chapter 11 Cases.

          23. The Court shall retain jurisdiction to interpret, enforce and resolve any issues that arise pursuant to this Final Order.

          24. The provisions of this Final Order and any actions taken pursuant hereto shall survive the entry of any order which may be entered (a) confirming any Chapter 11 plan in any of the Chapter 11 Cases (and the Replacement Liens and Adequate Protection Obligations shall not be discharged by the entry of any such order or pursuant to Section 1141(d)(4), the Debtors, the Debtors hereby waiving such discharge); (b) converting any of the Chapter 11 Cases to a Chapter 7 case; or (c) dismissing any of the Chapter 11 Cases, and the terms and provisions of this Final Order as well as the Replacement Liens and Superpriority Claim granted pursuant to this Final Order shall continue in full force and effect notwithstanding the entry of any such order, and such Replacement Liens and Superpriority Claim (in the case of conversion to Chapter 7) shall maintain their priority as provided by this Final Order until all of the Adequate Protection Obligations are indefeasibly paid in full and discharged; provided, however, that subject to solicitation and confirmation of the Plan in conformity with the Bankruptcy Code, the Lenders shall accept the treatment in the Term Sheet and the Plan in full satisfaction of all obligations owed to them by the Debtors in respect of the Prepetition Credit Agreement and hereunder. If an order dismissing the Chapter 11 case under Section 1112 of the Bankruptcy Code or otherwise is at any time entered, such order shall provide (in accordance with Sections 105 and 349 of the Bankruptcy Code) that (a) the Replacement Liens granted pursuant to this Final Order to the Administrative Agent and the Lenders shall continue in full force and effect and shall remain binding on all parties in interest, notwithstanding such dismissal until the Adequate Protection Obligations secured thereby shall have been indefeasibly paid and satisfied in full and (b) this Court shall retain jurisdiction, notwithstanding such dismissal, for the limited purposes of enforcing such Replacement Liens.

          25. Entry of this Final Order shall be without prejudice to any and all rights, remedies, claims and causes of action that the Administrative Agent or the Lenders may have against the Debtors or third parties, and without prejudice to the right of the Administrative Agent and the Lenders to seek relief from the automatic stay in effect pursuant to Section 362 of the Bankruptcy Code, or any other relief in these Chapter 11 cases, and the rights of the Debtors to oppose any such relief. The provisions of this Final Order shall be binding upon and inure to the benefit of the Lenders, the Administrative Agent, the Debtors and their respective successors and assigns, including any trustee, examiner or other fiduciary hereafter appointed in the Chapter

11 cases or any subsequent proceedings as the legal representative of the Debtors or the Debtors' estates.

          26. This Final Order does not create any rights for the benefit of any third party, creditor, or any direct, indirect, or incidental beneficiary.

          27. The inclusion or exclusion of any provisions of the Prepetition Credit Agreement in this Final Order is without prejudice to, and shall not be deemed a waiver of, the rights of the Lenders or the Debtors in any future proceedings regarding the use of Cash Collateral.

          28. In the event of any inconsistency between the terms and conditions of any Prepetition Loan Document and of this Final Order, the provisions of this Final Order shall govern and control.

          29. This Final Order shall take effect and be fully enforceable immediately upon entry hereof.

          30. Service of a copy of this Final Order and the Motion by hand delivery, first class mail, or deposit with a reputable overnight courier service within three (3) business days after entry hereof, upon (i) the Office of the United States Trustee, (ii) to the extent reasonably available to the Debtors, all creditors having filed UCC-1 financing statements or having recorded a mortgage on the real or personal property of the Debtors, (iii) counsel to the Creditors' Committee, and (iv) all parties having filed requests for notices in the Debtors' cases, shall constitute good and sufficient notice of this Final Order.

Dated: November 21, 2002
       Greenbelt, Maryland


                                            /s/ Duncan W. Keir
                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

cc: Debtors' counsel
    W. S. Trustee                                 and it is further,
                                            ORDERED, that Debtor's attorney
                                        shall serve a copy of this Order/Notice
                                      upon all Creditors and Parties-in-Interest
                                       entitled to service, and file a
                                       Certificate of Service within 8 days of
                                          the date of entry of this Order.



                                            /s/ Duncan W. Keir
                                            ------------------------------------

                                    Exhibit A

                           Mattress Discounters, Inc.
                                Draft Term Sheet
                      For Plan of Reorganization Treatment
               Of Claims of Senior Secured Lenders Under Tranche A

DIP Condition:                       The Company must utilize the entire $6.0MM
                                     of availability under the DIP Credit
                                     Agreement prior to the remaining Tranche A debt being reinstated at the time the Company emerges from Chapter 11, and the post-confirmation repayment/treatment of the DIP will be in accordance with the terms of the Settlement Agreement and this Term Sheet.

Plan Treatment of Tranche A Claims   The remaining Tranche A claims will be
                                     allowed under the Plan and will continue as the senior secured claims consistent with the prepetition status of the Tranche A claims.

Plan of Treatment of other Claims    The treatment of classes other than the
                                     remaining Tranche A debt will be in
                                     accordance with the Settlement Agreement, dated as of November 7, 2002, unless otherwise consented to by the Senior
                                     Lenders in writing.

Consent Fee:                         The Senior Lenders will be paid a consent
                                     fee on the date the Plan becomes effective equal to 1% of the principal balance outstanding on that date.

Deferred Fee:                        The Senior Lenders will be paid a deferred
                                     fee on the outstanding principal amount at the time of payment of 0.5%, 1.0%, 1.5% and 2.0% on each of 6/30/03, 12/31/03, 6/30/04 and 12/30/04, respectively.

Loan Pricing:                        Upon the effective date of the Plan, the
                                     interest rate on the loan will accrue
                                     interest at the greater of ABR + 300bps, or LIBOR + 400bps. Every six months, the rate will increase by 50bps, subject to a maximum total increase of 100bps.

Principal Payments:                  MD will pay principal payments of $250,000
                                     at each quarter end beginning with the
                                     quarter ending 6/30/03. The previously
                                     scheduled principal payments for 12/02 and 3/03 will be added to the scheduled payments due on 9/04 and 12/04, respectively. In addition, a principal repayment in the amount of $3.5 million plus 70% of the net proceeds of the sale of the Northern California and

                                     San Diego markets will be made, if not paid prior to confirmation, no later than January 31, 2003. In addition, a principal repayment in the amount of $1.25 million on account of the net proceeds of bulk sales of inventory will be made, if not paid prior to confirmation, no later than February 28, 2003. In addition, a principal repayment in the amount of $1 million will be made, if not paid prior to confirmation, no later than April 30, 2003.

Cash Management System:              Cash management system will remain
                                     substantially similar to bankruptcy cash management system or on other terms reasonably acceptable to the lenders;
                                     provided that so long as no event of
                                     default has occurred and is continuing, the Company shall be allowed to access funds without prior approval of the Lenders. New control agreement(s) will be entered into as Lenders may require.

Cash Sweep:                          Commencing December 31, 2003 and on an
                                     annual basis thereafter, 50% of Excess Cash over and above a minimum cash balance of $5.0 million shall be subject to a cash sweep for purposes of prepaying the outstanding Tranche A Bank Debt balance.
                                     For purposes of this paragraph, the minimum cash balance shall be calculated as the average weekly cash balance for the six weeks immediately prior to the relevant
                                     December 31 date. The cash sweep payment will be made within 30 days of the relevant
                                     December 31 date.

                                     Proceeds from the Cash Sweep shall be
                                     applied against the earliest quarterly
                                     amortization requirements.

Term:                                Extended one year to February 2005.

Financial Covenants:                 The Company will maintain minimum EBITDA at
                                     the following levels:

                                     Six Months Ending 9/30/03       $3.85M
                                     Nine Months Ending 12/31/03     $4.85M
                                     Twelve Months Ending 3/31/04
                                      6/30/04, 9/30/04 and 12/31/04  $5.0M, 5.5M,
                                                                     $6.0M and
                                                                     $6.5M,
                                                                     respectively.

                                     The Company will be subject to a Tranche A
                                     Debt to trailing twelve-month EBITDA ratio test starting March 31, 2004. Tranche A Debt will be defined as total funded debt and letters of credit under Tranche A. The Company will be required to keep the ratio of Tranche A Debt / EBITDA at or below the levels set out below:

                                     March 31, 2004       2.00
                                     June 30, 2004        1.75
                                     September 30, 2004   1.50
                                     December 31, 2004    1.50

Other Covenants:                     Usual and customary covenants for a
                                     facility of this type that will be
                                     reasonably acceptable to the Lenders.

Reporting:                           The Company will provide the Senior Bank
                                     Group consolidated unaudited financial
                                     statements on a quarterly basis. The
                                     Company will supply the Senior Bank Group audited annual financial statements. On a monthly basis, the Company will provide the Senior Bank Group with a weekly sales report. The Company will provide such other information as the Lenders may reasonably request.

Guarantee:                           Guarantee from Mattress Holding and TJB
                                     will continue as well as covenants/other requirements applicable to guarantee.

Releases:                            Senior Lenders will be released of all
                                     manner of claims and liabilities under the Plan.

                                    Exhibit B

MATTRESS DISCOUNTERS
WEEKLY CASH FORECAST
Consolidated

                                     ------------------------------------------   ------------------------------------------------
                                                 NOVEMBER                  SUM                    DECEMBER                    SUM
                                     ------------------------------------------   ------------------------------------------------
(SM)                                  FCST     FCST    FCST     FCST               FCST     FCST    FCST    FCST     FCST
   Week beginning                    27-Oct   3-Nov   10-Nov   17-Nov             24-Nov   1-Dec   8-Dec   15-Dec   22-Dec
                                     ------   -----   ------   ------             ------   -----   -----   ------   ------
Cash Inflows
   Customer Reciepts                  2.66     2.98    3.20     3.20      12.03    2.77     1.92    1.92    1.92     1.81    10.33
   Receipts from Vendors              0.00     0.00    0.05     0.00       0.05    0.00     0.00    0.75    0.00     0.00     0.75
   Proceeds from Financing (1)        0.00     0.00    0.00     0.50       0.50    0.50     0.00    0.50    0.00     0.50     1.50
   Net Asset Dispositions             0.00     0.00    0.09     0.00       0.09    0.00     5.04    0.00    0.28     0.11     5.43
                                     ------------------------------------------   ------------------------------------------------
TOTAL CASH INFLOWS                    2.66     2.98    3.33     3.70      12.67    3.27     6.96    3.17    2.20     2.42    18.01

Cash Outflows
                                     ------------------------------------------   ------------------------------------------------
   Payment to vendors                 1.09     1.18    1.13     0.63/(2)/  4.04    0.53     0.84    0.34    0.84     0.34     2.88

   Payroll                            1.29     0.42    1.13     0.33       3.18    1.15     0.33    0.68    0.30     0.68     3.14
   Sales Tax                          0.00     0.00    0.00     1.00       1.00    0.00     0.00    0.00    0.73     0.00     0.73
   Occupancy/Rent                     1.90     0.00    0.00     0.00       1.90    0.00     1.15    0.00    0.00     0.00     1.15

   Advertising                        0.20     0.60    0.46     0.39       1.66    0.40     0.21    0.21    0.23     0.18     1.23

   Other Cash Outflows                0.10     0.94    0.48     0.48       1.99    0.36     0.23    0.31    0.23     0.23     1.34

   Bankruptcy Professional Fees(3)    0.00     0.00    0.29     0.00       0.29    0.00     0.00    0.00    0.32     0.00     0.32

   Shutdown cost                      0.00     0.00    0.00     0.17       0.17    1.04     0.00    0.00    0.14     0.00     1.18

   Paydown of Bank Facility           0.00     0.00    0.00     0.00       0.00    0.00     3.50    0.00    0.20     0.07     3.77
   Interest expense                   0.05     0.02    0.00     0.00       0.07    0.10     0.00    0.00    0.00     0.00     0.10
   Wires & miscellaneous fees         0.00     0.00    0.00     0.00       0.00    0.00     0.00    0.00    0.00     0.00     0.00
                                     ------------------------------------------   ------------------------------------------------
TOTAL CASH OUTFLOWS                   4.62     3.16    3.50     3.01      14.29    3.58     6.26    1.53    2.98     1.50    15.85

CASH - ENDING BALANCE                 1.56     1.37    1.20     1.89               1.58     2.28    3.91    3.13     4.05
                                     ================================             ========================================
Memo: Reserve Amount(4, 5)            0.16     0.42    0.68     1.00               1.25     1.00    1.00    1.00     1.00

                                     ----------------------------------------
                                                 JANUARY                 SUM
                                     ----------------------------------------
(SM)                                  FCST     FCST    FCST     FCST
   Week beginning                    29-Dec   5-Jan   12-Jan   19-Jan
                                     ------   -----   ------   ------
Cash Inflows
   Customer Reciepts                  1.81     1.92    1.92     1.81     7.46
   Receipts from Vendors              0.00     0.80    0.00     2.00     2.80
   Proceeds from Financing (1)        0.50     0.00    0.50     0.00     1.00
   Net Asset Dispositions             0.24     0.11    0.28    (0.80)   (0.18)
                                     ----------------------------------------
TOTAL CASH INFLOWS                    2.55     2.82    2.70     3.01    11.07

Cash Outflows
                                     ----------------------------------------
   Payment to vendors                 0.34     0.84    0.34     0.84     2.35

   Payroll                            0.30     0.68    0.30     0.68     1.95
   Sales Tax                          0.00     0.00    0.00     0.63     0.63
   Occupancy/Rent                     0.00     1.15    0.00     0.00     1.15

   Advertising                        0.21     0.21    0.21     0.21     0.84

   Other Cash Outflows                0.20     0.20    0.20     0.20     0.80

   Bankruptcy Professional Fees(3)    0.00     0.00    0.85     1.71     2.56

   Shutdown cost                      0.00     0.00    0.00     0.42     0.42

   Paydown of Bank Facility           0.17     0.07    0.20     0.07     0.51
   Interest expense                   0.09     0.00    0.00     0.00     0.09
   Wires & miscellaneous fees         0.00     0.00    0.00     0.15     0.15
                                     ----------------------------------------
TOTAL CASH OUTFLOWS                   1.29     3.16    2.09     4.92    11.46

CASH - ENDING BALANCE                 5.30     4.97    5.57     3.66
                                     ================================
Memo: Reserve Amount(4, 5)            1.00     1.00    1.00     1.00

Footnotes:

(1) Assumes DIP facility is approved week of November 17th, with $500K received in cash and $500K of credit received from Sealy during the week of November 17th. Periodic advances thereafter.

(2) For purposes of the bugdet, the Company will be deemed to be in compliance if gross vendor disbursements during the week beginning November 17th are less than $1.13M plus any applicable carryforwards.

(3) Assumes Bank advisors are paid in the normal course. Excludes any success fees which may be approved by the Court for Blackstone and Houlihan, Lokey.

(4)  As defined in the Final Cash Collateral Order.

(5) Assumes GOB sales in Los Angeles and Detroit are concluded during the week November 24th, in order to avoid paying December rent. It is possible that sale transactions may not have closed by this point in time.

                                                                       Exhibit B

                                                                 ENTERED
                   IN THE UNITED STATES BANKRUPTCY COURT       NOV 05 2002
                       FOR THE DISTRICT OF MARYLAND       U.S. BANKRUPTCY COURT
                           (GREENBELT DIVISION)            DISTRICT OF MARYLAND
                                                                GREENBELT
------------------------------------

In re:                                        Chapter 11

Mattress Discounters Corporation and          Case No. 02-22330DK
T.J.B., Inc.,
                                              (Jointly Administered)
             Debtors.
------------------------------------


                ORDER AUTHORIZING THE EMPLOYMENT AND COMPENSATION
          OF PROFESSIONALS UTILIZED IN THE ORDINARY COURSE OF BUSINESS

     Upon the Emergency Motion of the Debtors for Order Authorizing the Employment and Compensation of Professionals Utilized in the Ordinary Course of Business (the "Motion")/1/ and the Affidavit of Stephen Newton in Support of First-Day Motions and Applications; this Court having considered the Motion and being fully advised; it appearing that appropriate notice and opportunity for a hearing on the Motion was given and that no further notice need be given; it appearing that the relief requested in the Motion is appropriate in the context of these cases and necessary to ensure that the Debtors' business will be preserved; it appearing that the relief requested in the Motion is in the best interests of the Debtors and their respective estates, creditors, stockholders and other parties in interest; and good cause appearing therefor;

     IT IS HEREBY ORDERED THAT:

     1. The Motion be and hereby is granted.

     2. Subject to the limitations set forth below, the Debtors are authorized, but not required, pursuant to Sections 327 and 105(a) of the Bankruptcy Code, to retain and employ the professionals utilized in the ordinary course of the Debtors' business (the "Ordinary Course

--------
     /1/ All capitalized terms used in this Order shall have the definitions attributed to them in the Motion unless otherwise indicated.

104                                                                           14

Professionals"), including but not limited to, the professionals identified on Exhibit A attached hereto, to provide services on terms substantially similar to those in effect prior to the Petition Date, without the need to file individual retention or fee applications or obtain retention orders. The Ordinary Course Professionals may also continue to employ other professionals as part of the services being provided to the Debtors without the need to file individual retention applications for each such professional or to disclose such retention on Exhibit A or any supplemental lists.

     3. The Debtors may supplement the list of Ordinary Course Professionals contained on Exhibit A from time to time as necessary by filing supplemental lists with this Court and serving such lists upon (i) the United States Trustee,
(ii) any statutory committee appointed in these Chapter 11 cases and (iii) counsel for the Debtors' prepetition secured Lenders, Simpson Thacher & Bartlett (Attention: Katherine A. McLenden, fax: 212-455-2502), and (iv) parties that have filed a request for copies of all pleadings pursuant to Fed. R. Bankr. P. 2002 at least fifteen (15) days prior to the date such list is filed with the Court (collectively, the "Interested Parties"). Any objections to any list shall be made in writing, filed with this Court and served on counsel to the Debtors and the United States Trustee. If no objections are filed to a supplemental list within ten (10) days after service thereof, then retention of the Ordinary Course Professionals contained on the list shall be deemed approved by this Court without the necessity of a hearing or entry of a further order by this Court.

     4. The inclusion on Exhibit A or any supplemental list of a person who is not an Ordinary Course Professional as described in this Order will not operate to render such person an Ordinary Course Professional for purposes of this Order. "Ordinary Course Professionals," for purposes of this Order, specifically exclude service providers who would not be required to be retained under Sections 327(a) or 327(e) of the Bankruptcy Code.

     5. Each Ordinary Course Professional shall file with the Court a retention statement, in substantially the form attached hereto as Exhibit B (a "Retention Statement"), and serve copies thereof by first-class mail, postage prepaid, on the Debtors and the Interested Parties within thirty (30) days after the date of the order approving this motion.

     6. At any point, the Office of the United States Trustee may notify the Debtors in writing that the Trustee does not believe a particular Ordinary Course Professional should remain eligible to be treated as an Ordinary Course Professional (such an individual shall hereinafter be referred to as a "Former Ordinary Course Professional"). Such notice shall trigger a requirement that the Former Ordinary Course Professional file an application to be employed pursuant to ss. 327. Any such application filed by a Former Ordinary Course Professional shall, for all purposes, be nunc pro tunc to the Petition Date or the date the Former Ordinary Course Professional was first employed by the Debtors, whichever is later.

     7. Any Committee or the Debtors' prepetition Secured Lenders may file a motion seeking the Court's determination that a particular Ordinary Course Professional should be required to file an application to be employed pursuant to ss. 327 and be considered a Former Ordinary Course Professional.

     8. Except as provided for above with respect to the Office of the United States Trustee, the Debtors' prepetition Secured Lenders, and any Committee, if any creditor or party in interest wishes to object to the retention of any Ordinary Course Professional, such entity must file an objection with this Court not later than ten (10) days after the filing and service of the Retention Statement by the relevant Ordinary Course Professional. If, after a hearing regarding the retention of a disputed Ordinary Course Professional, such disputed party is not retained by the Debtors, the disputed party may still apply to this Court, pursuant to Sections 330 and 331 of the Bankruptcy Code, for compensation for all postpetition work performed on behalf of the Debtors through the date of the Court's decision.

     9. The Debtors are authorized, but not required, to pay, without the need to file a formal fee application with the Court, 100% of the fees and expenses of each Ordinary Course Professional for services rendered during the pendency of these Chapter 11 cases in accordance with the following procedures:

     a. Each Ordinary Course Professional shall submit an invoice setting forth in reasonable detail the nature of the services rendered and any corresponding charges and expenses.

     b. Subject to the right of the Debtors to dispute the invoice of the Ordinary Course Professional, to the extent the fees and expenses of an Ordinary Course Professional do not exceed an average of $15,000 per month during the pendency of these cases, the Debtors will pay such amounts in the ordinary course of business.

     c. Monthly allowances for fees and expenses of Ordinary Course Professionals will be applied on a "cumulative basis." To the extent that any professional's fees and disbursements are in any month less than the Monthly Cap, as defined below, the Debtors propose that the unused portion of the Monthly Cap be available as compensation and reimbursement of such professional during subsequent months. The Monthly Cap for the month in which the Petition Date falls shall be $15,000, prorated for the number of days in such month after the Petition Date, and the

          Monthly Cap for each subsequent month shall be $15,000 plus any unused portion of the Monthly Cap for prior months. Conversely, to the extent that any professional's fees and disbursements exceed the Monthly Cap in any month, the excess charges may be added to the fees and disbursements for the following month and paid to the extent of availability under the Monthly Cap.

     d. Notwithstanding the foregoing, in no event will the Debtors pay any Ordinary Course Professional more than $25,000 in any given month. This $25,000 limit, however, shall not prohibit the remaining balance due to the Ordinary Course Professional from being added to the fees and disbursements for the following month or from unused allowances from being rolled into subsequent months.

     e. In the event that requests for compensation and reimbursement to an Ordinary Course Professional exceed the limits set forth herein, all the fees and expenses of such professional in excess of such limits shall be subject to prior approval of the Court in accordance with Sections 330 and 331 of the Bankruptcy Code, applicable rules and orders of the Court.

     f. The Debtors will not make any payment to any Ordinary Course Professional who has failed to file a Retention Statement (defined below).

     10. This Order shall not apply to any professionals retained by the Debtors pursuant to a separate order of this Court, unless such separate order specifically so provides.

     11. This Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

Dated: November 5, 2002

                                       /s/ Duncan W. Keir
                                       ------------------------------
                                       UNITED STATES BANKRUPTCY JUDGE


cc: Mattress Discounters Corporation
    T.J.B., Inc.
    Hale and Dorr LLP
    Arent Fox Kintner Plotkin & Kahn, PLLC
    U.S. Trustee
    Service List